UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 17, 2008

LKQ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50404	36-4215970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300

Chicago, IL 60602

(Address of Principal Executive Offices) (Zip Code)

(312) 621-1950

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On September 15, 2008, Lehman Brothers Holdings Inc. (“LBH”) filed for protection under Chapter 11 of the Federal Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York.  Certain subsidiaries of LBH are parties to our Credit Agreement dated October 12, 2007.  We believe that the LBH bankruptcy and its potential impact on subsidiaries of LBH will not have a material adverse effect on us.

Our Credit Agreement includes (1) a $610 million term loan facility, (2) a $40 million Canadian currency term loan, (3) a $100 million U.S. dollar revolving credit facility, and (4) a $15 million dual currency facility for drawings of either U.S. or Canadian dollars.

Two subsidiaries of LBH have funded a total of $12,388,484 under the $610 million term loan facility.  One of the LBH subsidiaries has committed to provide $15 million under the $100 million revolving credit facility.  We have not borrowed (other than $20,729,357 of letters of credit) and the LBH subsidiary has not funded any amounts under the $100 million revolving credit facility.  Neither LBH nor its subsidiaries has funded or committed to fund any other amounts under our Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 17, 2008

LKQ Corporation

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel